Exhibit 99.1

Concur Exceeds Revenue and Earnings Expectations for Second Quarter of Fiscal 2012

Company reports 28% increase in year-over-year revenue and raises expectations for fiscal 2012 revenue, operating margin, earnings, and cash flow

REDMOND, Wash., May 2, 2012 — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its second fiscal quarter ended March 31, 2012.

Concur reported total revenue for the second quarter of fiscal 2012 of $108.4 million, up 28% from the year-ago quarter and up 8% from the prior quarter. Fiscal 2012 second quarter non-GAAP pre-tax income was $18.5 million, or $0.33 per share.

“Our results were exceptionally strong in the second quarter of fiscal 2012. We beat our expectations across all key metrics and are raising our full-year business outlook for revenue, operating margin, earnings and cash flow,” said Steve Singh, chairman and CEO of Concur. “Our core business continues to perform ahead of our expectations across all geographies and channels, with better-than-expected contributions from new growth initiatives including the SMB and unmanaged travel markets, as well as India and Japan. The higher-than-expected full-year business outlook for operating margin and earnings is primarily driven by higher-than-expected revenue performance.”

Singh continued, “New customer demand was well ahead of our expectations and we expect to see a solid demand environment across all geographies for the remainder of the fiscal year. With the first half of the fiscal year now behind us, we remain on course for exiting calendar 2012 on a $500 million annual revenue run-rate. We are pleased with the progress we are making against our investment objectives as we look to double our distribution capacity and drive the innovation curve in our industry – and expect these investments to help us continue to drive strong revenue growth in the years ahead.”

Financial Highlights

•	Total revenue was $108.4 million for the second quarter of fiscal 2012, up 28% compared to the year-ago quarter, and up 8% sequentially.

•

Non-GAAP pre-tax income was $18.5 million, or $0.33 per share, for the second quarter of fiscal 2012, compared to $13.6 million, or $0.25 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 18.5% for the second quarter of fiscal 2012, compared to 17.9% for the year-ago quarter.

•	GAAP cash flows from operations were ahead of our expectations at $25.1 million for the second quarter of fiscal 2012.

•	GAAP net loss was $4.8 million, or $0.09 per share, for the second quarter of fiscal 2012, compared to GAAP net loss of $2.6 million, or $0.05 per share, for the year-ago quarter.

Recent Business Highlights

•

Concur’s T&E Cloud continues to deliver enhanced value to clients by enabling the entire travel and expense eco-system – including customers, suppliers, content aggregators, and developers – to access and extend the Concur® Connect platform. New developments that expand the capabilities of Concur’s platform include:

•

Leading solution providers AdvantageMS, Healthcare Data Solutions, MedPro Systems, Porzio Pharmaceutical Services and R-Squared announced connections to the T&E Cloud via Concur Connect to provide access to enhanced capabilities that support compliance with the Patient Protection and Affordable Care Act, commonly known as the Sunshine Act.

•

Leading ground transportation booking content providers GroundSpan, GroundScope, and Limos.com initiated access to diverse and unique content for Concur clients directly through Concur’s T&E Cloud. Concur also announced that long-time partner RideCharge, provider of Taxi Magic, plans to expand access to local ground transportation through its new ground offering Sedan Magic.

•	Nearly 2.5 million travelers are now using Concur’s mobile applications to organize, share their trips, book air, rail, car travel, and hotel rooms and manage their expenses.

•

Concur Japan hosted the launch of its expense management solution developed specifically to meet the demands of the Japanese market. Among the approximately 1,000 attendees were some of the largest companies in the world – many of whom are also based in Japan and are turning to cloud computing and mobile solutions to help them control expenses.

•

Leveraging big data inherent in Concur’s T&E Cloud, Concur is delivering a wide range of services including its second global report on corporate travel and entertainment (T&E) spend. Produced from a detailed analysis of more than 500 million expense line items from its corporate clients – which represents more than $50 billion in T&E spend – this industry-leading report offers unique insight into global and regional spending trends.

•	Concur’s sold out Fusion – the company’s premier client event – will take place May 8-11, 2012 in Orlando, Florida. Highlights will include:

•	A record 1,600 total attendees, including clients from all over the world, partners, and travel and expense management experts from Concur.

•	Over 40 partners to exhibit the enhanced value they deliver to clients through Concur’s T&E Cloud.

•	Keynote from Walter Isaacson – former chairman and CEO of CNN, editor of TIME magazine, and biographer of America’s most innovative minds – to share his enormous life experience with attendees.

•	TripIt, the leading mobile trip organizer from Concur, announced a number of innovations and developments, including:

•	Personalized recommendations which enable travelers to easily book a hotel, get deals on nearby activities, and organize trip plans.

•	Updates for TripIt in the Android Marketplace, which gives travelers with any Android tablet an easy way to access all their trip plans and past trips, along with interactive maps, all in one place.

•	Personalized map search which makes it easy to add nearby places to a trip itinerary on TripIt.com and create trip plans from a map that displays everything in one place.

•

Launched last year – and already used by over 1,000 clients of all sizes – TripIt For Business now includes enhancements that provide small business travelers, travel coordinators and colleagues with access to office travel plans in one place, along with real-time visibility into travel spend and trends.

•	Concur continues to expand its relationship with privately-held ClearTrip, India’s leading online travel portal:

•	Concur’s travel, expense and pre-trip authorization capabilities are now integrated into Cleartrip’s content and fulfillment services.

•	Concur’s clients in India – along with all Concur global clients – will have access to a broad selection of travel content from Indian hotels and low-cost carriers.

•	In April, Concur exercised a warrant to increase its strategic investment in ClearTrip.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects revenue for the third quarter of fiscal 2012 to grow approximately 25.5% year-over-year from the third quarter of fiscal 2011.

•	Concur raises expectations for fiscal 2012 revenue growth to approximately 26% year-over-year from fiscal 2011.

•	Concur now expects fiscal 2012 non-GAAP operating margin to be 18.5%, up from 18%, for the year as a whole.

•

For the third quarter of fiscal 2012, Concur expects non-GAAP pre-tax income per share to be $0.31. Non-GAAP pre-tax income excludes the effects of non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes. It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.

•	Concur raises expectations for fiscal 2012 non-GAAP pre-tax income per share to $1.31.

•

Concur raises expectations for cash flows from operations in fiscal 2012 to be between $84 million and $88 million, excluding one-time acquisition and other related costs. The company continues to expect capital expenditures to be between $38 million and $42 million.

# # #

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Revenue	$108,394	$84,629	$208,778	$164,864
Expenses:
Cost of operations	30,285	23,557	59,255	45,682
Sales and marketing	41,878	38,081	82,223	65,781
Systems development and programming	10,024	9,955	19,747	17,230
General and administrative	16,577	14,143	31,744	26,597
Revaluation of contingent consideration	(1,138)	(1,265)	(3,577)	(1,265)
Amortization of intangible assets	4,634	2,419	8,599	4,139

Total expenses	102,260	86,890	197,991	158,164

Operating income (loss)	6,134	(2,261)	10,787	6,700
Other income (expense):
Interest income	530	622	1,012	1,305
Interest expense	(4,807)	(4,605)	(9,562)	(9,165)
Loss from equity investments	(570)	(7)	(1,066)	(7)
Other, net	55	(57)	(423)	(238)

Total other expense	(4,792)	(4,047)	(10,039)	(8,105)

Income (loss) before income tax	1,342	(6,308)	748	(1,405)
Income tax expense (benefit)	6,305	(3,646)	6,658	(2,394)

Consolidated net income (loss)	(4,963)	(2,662)	(5,910)	989
Less: Loss attributable to noncontrolling interest	125	33	204	33

Net income (loss) attributable to Concur	$(4,838)	$(2,629)	$(5,706)	$1,022

Net income (loss) per share attributable to Concur common stockholders:
Basic	$(0.09)	$(0.05)	$(0.11)	$0.02
Diluted	(0.09)	(0.05)	(0.11)	0.02

Weighted average shares used in computing net income (loss) per share:
Basic	54,524	53,467	54,309	52,950
Diluted	54,524	53,467	54,309	55,112

Concur Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$217,400	$370,157
Short-term investments	258,857	185,392
Restricted cash	25	852
Accounts receivable, net of allowance of $1,532 and $1,307	82,169	66,963
Deferred tax assets	17,069	9,831
Deferred costs and other assets	44,495	32,865

Total current assets	620,015	666,060
Non-current assets:
Property and equipment, net	52,346	45,975
Investments	50,360	51,426
Deferred costs and other assets	35,674	35,049
Intangible assets, net	114,750	55,179
Deferred tax assets	9,318	22,970
Goodwill	281,149	279,192

Total assets	$1,163,612	$1,155,851

Liabilities and equity
Current liabilities:
Accounts payable	$10,051	$8,906
Customer funding liabilities	30,224	38,563
Accrued compensation	18,593	25,706
Acquisition-related liabilities	4,386	3,968
Other accrued expenses and liabilities	28,042	23,546
Deferred revenues	63,104	55,888

Total current liabilities	154,400	156,577
Non-current liabilities:
Senior convertible notes, net	245,429	239,461
Deferred rent and other long-term liabilities	462	744
Deferred revenues	16,692	16,381
Acquisition-related contingent consideration	28,816	33,490
Tax liabilities	9,686	9,367

Total liabilities	455,485	456,020

Equity:
Concur stockholders’ equity:
Common stock, $0.001 par value per share	55	54
Authorized shares: 195,000
Shares issued and outstanding: 54,745 and 54,065
Additional paid-in capital	826,278	811,888
Accumulated deficit	(115,985)	(110,279)
Accumulated other comprehensive loss	(3,117)	(3,008)

Total Concur stockholders’ equity	707,231	698,655

Noncontrolling interests	896	1,176

Total equity	708,127	699,831

Total liabilities and equity	$1,163,612	$1,155,851

Concur Technologies, Inc.

Consolidated Statements of Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended March 31		Six Months Ended March 31
	2012	2011	2012	2011
Operating activities:
Consolidated net income (loss)	$(4,963)	$(2,662)	$(5,910)	$989
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	4,634	2,419	8,599	4,139
Depreciation and amortization of property and equipment	5,743	5,250	11,039	9,806
Accretion of discount and issuance costs on notes	3,010	2,808	5,968	5,568
Provision for (recovery of) doubtful accounts	439	(72)	226	(430)
Share-based compensation	9,832	12,158	21,546	18,703
Revaluation of contingent consideration	(1,138)	(1,265)	(3,577)	(1,265)
Deferred income taxes	6,637	(3,736)	6,721	(2,345)
Excess tax benefits from share-based compensation	(137)	—	(173)	(145)
Loss from equity investments	570	7	1,066	7
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(11,455)	(7,992)	(15,373)	(7,186)
Deferred costs and other assets	(1,889)	(2,103)	(2,911)	(3,298)
Accounts payable	514	256	1,116	(715)
Accrued liabilities	8,172	6,749	(4,358)	(1,206)
Deferred revenues	5,144	4,196	7,491	4,297

Net cash provided by operating activities	25,113	16,013	31,470	26,919

Investing activities:
Purchases of investments	(175,772)	(138,904)	(298,022)	(221,850)
Maturities of investments	138,453	237,436	224,759	341,940
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	3,466	24,915	(7,564)	(4,658)
Investments in and loans to unconsolidated affiliates	—	(40,000)	(6,864)	(42,272)
Capital expenditures	(7,879)	(7,920)	(15,429)	(12,696)
Payments for acquisitions, net of cash acquired	—	(24,000)	(67,460)	(24,108)
Payment of contingent consideration related to Etap acquisition	(5,275)	—	(5,275)	—

Net cash provided by (used in) investing activities	(47,007)	51,527	(175,855)	36,356

Financing activities:
Equity issuance costs	—	(25)	—	(25)
Investment in consolidated joint venture by noncontrolling interest	—	1,152	—	1,152
Payments on repurchase of common stock	(777)	—	(1,375)	—
Net proceeds from share-based equity award activity	1,029	599	1,671	1,364
Proceeds from employee stock purchase plan activity	627	562	1,160	943
Minimum tax withholding on restricted stock awards	(9,602)	(11,081)	(9,718)	(11,081)
Excess tax benefits from share-based compensation	137	—	173	145
Repayments on capital leases	—	—	—	(199)

Net cash used in financing activities	(8,586)	(8,793)	(8,089)	(7,701)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(8)	311	(283)	448

Net increase (decrease) in cash and cash equivalents	(30,488)	59,058	(152,757)	56,022
Cash and cash equivalents at beginning of period	247,888	326,062	370,157	329,098

Cash and cash equivalents at end of period	$217,400	$385,120	$217,400	$385,120

Concur Technologies, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Operating income:
Operating income (loss)	$6,134	$(2,261)	$10,787	$6,700
Income from operations as a % of total revenue (operating margin)	6%	(3)%	5%	4%
Add back:
Share-based compensation	9,832	12,158	21,546	18,703
Amortization of intangibles	4,634	2,419	8,599	4,139
Acquisition and other related costs	448	2,138	593	2,713
Revaluation of contingent consideration	(1,138)	(1,265)	(3,577)	(1,265)
Contingent consideration (included in compensation expense)	(2)	1,946	1,913	1,946
Noncontrolling interest joint venture	125	33	204	33

Non-GAAP operating income	$20,033	$15,168	$40,065	$32,969

Non-GAAP operating income as a % of total revenue (non-GAAP operating margin)	18.5%	17.9%	19.2%	20.0%
Net income (loss) attributable to Concur:
Net income (loss) attributable to Concur	$(4,838)	$(2,629)	$(5,706)	$1,022
Add back:
Share-based compensation	9,832	12,158	21,546	18,703
Amortization of intangibles	4,634	2,419	8,599	4,139
Acquisition and other related costs	448	2,138	593	2,713
Revaluation of contingent consideration	(1,138)	(1,265)	(3,577)	(1,265)
Contingent consideration (included in compensation expense)	(2)	1,946	1,913	1,946
Loss from equity investments	570	7	1,066	7
Accretion of note discount	2,695	2,507	5,342	4,969
Income tax expense (benefit)	6,305	(3,646)	6,658	(2,394)

Non-GAAP pretax income attributable to Concur	$18,506	$13,635	$36,434	$29,840

Diluted net income (loss) per share attributable to Concur:
Diluted net income (loss) per share attributable to Concur	$(0.09)	$(0.05)	$(0.11)	$0.02
Add back:
Share-based compensation	0.18	0.22	0.38	0.34
Amortization of intangibles	0.08	0.04	0.16	0.07
Acquisition and other related costs	0.01	0.04	0.01	0.05
Revaluation of contingent consideration	(0.02)	(0.02)	(0.06)	(0.02)
Contingent consideration (included in compensation expense)	—	0.04	0.04	0.03
Loss from equity investments	0.01	—	0.02	—
Accretion of note discount	0.05	0.05	0.09	0.09
Income tax expense (benefit)	0.11	(0.07)	0.12	(0.04)

Non-GAAP pretax diluted income per share attributable to Concur	$0.33	$0.25	$0.65	$0.54

Shares used in calculation of GAAP and non-GAAP income (loss) per share attributable to Concur:
Basic	54,524	53,467	54,309	52,950
Diluted	56,433	55,523	56,252	55,112

Concur Technologies, Inc.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(In thousands, except per share and margin data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Non-GAAP operating expense:
Cost of operations	$29,172	$22,860	$56,524	$44,332
Sales and marketing	37,019	29,144	69,475	53,483
Systems development and programming	9,249	7,402	17,546	13,859
General and administrative	12,917	10,055	25,161	20,221

Total	$88,357	$69,461	$168,706	$131,895

Non-GAAP operating margin*	18.5%	17.9%	19.2%	20.0%
Non-GAAP pretax diluted income per share attributable to Concur*	$0.33	$0.25	$0.65	$0.54

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Cost of operations	$30,285	$23,557	$59,255	$45,682
Less:
Share-based compensation	1,083	681	2,678	1,334
Acquisition and other related costs	4	—	6	—
Noncontrolling interest joint venture	26	16	47	16

Non-GAAP cost of operations	$29,172	$22,860	$56,524	$44,332

Sales and marketing	$41,878	$38,081	$82,223	$65,781
Less:
Share-based compensation	4,786	7,175	10,927	10,536
Contingent consideration (included in compensation expense)	(2)	1,759	1,729	1,759
Acquisition and other related costs	24	—	25	—
Noncontrolling interest joint venture	51	3	67	3

Non-GAAP sales and marketing	$37,019	$29,144	$69,475	$53,483

System development and programming	$10,024	$9,955	$19,747	$17,230
Less:
Share-based compensation	763	2,358	1,994	3,176
Contingent consideration (included in compensation expense)	—	187	184	187
Acquisition and other related costs	1	—	5	—
Noncontrolling interest joint venture	11	8	18	8

Non-GAAP systems development and programming	$9,249	$7,402	$17,546	$13,859

General and administrative	$16,577	$14,143	$31,744	$26,597
Less:
Share-based compensation	3,200	1,944	5,947	3,657
Acquisition and other related costs	419	2,138	557	2,713
Noncontrolling interest joint venture	41	6	79	6

Non-GAAP general and administrative	$12,917	$10,055	$25,161	$20,221

*	Please refer to the reconciled GAAP metrics to Non-GAAP on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

•

Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets such as customer relationships and technology. Concur excludes these items from its non-GAAP financial measures because they are typically static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Acquisition and other related costs. We have excluded the effect of acquisition and other related costs from our non-GAAP financial measures. We incurred such expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. The authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the prior authoritative guidance, contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results. We believe it is useful for investors to understand the effects of these items on our operations.

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is also subject to revaluation similar to the item above “revaluation of contingent consideration”. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of post-acquisition operating results.

•

Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

•

Loss from equity investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee, including adjustments to recognize certain differences between our carrying value and our equity in net assets, after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Accretion of note discount. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share and non-GAAP diluted pre-tax income per share.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

CONTACT: Investors, John Torrey, Concur, +1-425-497-5986, john.torrey@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com